UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016 (May 12, 2016)

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2016, the Company held its 2016 Annual Meeting of Stockholders (“Annual Meeting”) at which the stockholders elected each of James K. Bass, Thomas T. Edman, Tang Chung Yen, Tom and Dov S. Zakheim to serve as Class I directors for a term expiring in 2019.

The stockholders also considered and approved amendments (the “Plan Amendments”) to the Company’s 2014 Incentive Compensation Plan (the “2014 Plan”).

The Plan Amendments became effective upon such stockholder approval. The Plan Amendments, among other things, increase the number of shares of the Company’s common stock available for issuance thereunder from 4,000,000 to 9,000,000. The Plan Amendments also limit the “fair market value” of any grants made to non-employee directors to $500,000, provide for a minimum vesting period of no less than one year and eliminate the ability for the Company to provide a loan to an award participant to purchase awards.

A summary of the amended 2014 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 31, 2016. That summary and the foregoing description of the Plan Amendments are qualified in their entirety by reference to the text of the amended 2014 Plan, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The stockholders also considered and approved at the Annual Meeting an amendment to the Company’s Second Amended and Restated Articles of Incorporation (the “Amendment”). The Amendment increases the number of authorized shares of Common Stock of the Company from 200 million shares to 300 million shares. On May 13, 2016, the Company filed the Amendment with the Secretary of State of Delaware

The foregoing description of the Amendment is only a summary and does not purport to be complete and is qualified in its entirety by the actual Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, of the 100,162,825 shares of common stock outstanding on the record date, 88,746,787 shares were present at the meeting in person or by proxy, representing approximately 88.6% of the total outstanding shares eligible to vote. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

	For	Withheld	Broker Non- Votes
Item 1: Election of Directors
James K. Bass	80,686,423	2,254,389	5,805,975
Thomas T. Edman	81,416,877	1,523,935	5,805,975
Tang Chung Yen, Tom	80,421,651	2,519,161	5,805,975
Dov S. Zakheim	81,180,653	1,760,159	5,805,975

	For	Against	Abstain	Broker Non- Votes
Item 2: Approval of a proposed amendment to the TTM Technologies, Inc. 2014 Incentive Compensation Plan	70,498,131	12,366,155	76,526	5,805,975

	For	Against	Abstain	Broker Non- Votes
Item 3: Approval of a proposed amendment to our Certificate of Incorporation	88,015,730	694,992	36,065	N/A

	For	Against	Abstain	Broker Non- Votes
Item 4: Ratification of appointment of Independent Registered Public Accounting Firm	88,675,684	38,192	32,911	N/A

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation as filed on May 13, 2016 with the State of Delaware.

10.1	TTM Technologies, Inc. 2014 Incentive Compensation Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: May 18, 2016	By:	/s/ Daniel J. Weber
Senior Vice President, Secretary, and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation as filed on May 13, 2016 with the State of Delaware.

10.1	TTM Technologies, Inc. 2014 Incentive Compensation Plan, as amended.

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